EXHIBIT 99.1
HEARTWARE INTERNATIONAL, INC.
ANNUAL MEETING — 12 MAY 2011
Disclosure of Proxy Votes
In accordance with section 251AA of the Corporations Act 2001, the following information is provided to the Australian Securities Exchange in relation to resolutions passed by members of HeartWare International, Inc at its Annual Meeting held on 12 May 2011.

	Proposal No. 1	Proposal No. 1
	Timothy	C. Raymond	Proposal No. 1
Proposal Number	Barberich	Larkin, Jr.	Robert Thomas	Proposal No. 2	Proposal No.3	Proposal No. 4
Decided by a show of hands (S) or poll (P)	P	P	P	P	P	P
Total number of proxy votes exercisable by proxies validly appointed	11,973,577	11,973,577	11,973,577	11,973,577	11,973,577	11,973,577
Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	10,926,708	11,074,019	10,827,082	11,938,666	10,161,549	3 Year 5,021,309
The proxy is to vote against the resolution				34,466	919,581	2 Year 163,955 1 Year 5,902,137
The proxy is to abstain /withhold on the resolution	157,319	10,008	212,086	445	2,982	2,078
The proxy is a non vote	889,550	889,550	934,409		889,465	884,098
Total votes cast on a poll in favour of the resolution	10,926,708	11,074,019	10,827,082	11.938,666	10,161,549	3 Year 5,021,309
Total votes cast on a poll against the resolution	—			34,466	919,581	1 Year 5,902,137
Total votes cast on a poll abstaining on the resolution	157,319	10,008	212,086	445	2,982	2,078
Total votes exercisable by proxies which were not cast	889,550	889,550	934,409		889,465	884,098
HeartWare International, Inc. | ARBN 132 897 762
Suite 101, 205 Newbury Street, Framingham MA 01701 | Ph: (508) 739 0950 | Fax: (508) 739 0948 | www.heartware.com

HEARTWARE INTERNATIONAL, INC.
ANNUAL MEETING — 12 MAY 2011
Disclosure of Proxy Votes (Continued)

Proposal Number	Proposal No. 5	Proposal No. 6	Proposal No. 7	Proposal No. 8	Proposal No.9
Decided by a show of hands (S) or poll (P)	P	P	P	P	P
Total number of proxy votes exercisable by proxies validly appointed	11,929,254	11,929,254	11,929,254	11,929,254	11,929,254
Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	10,849,020	10,798,225	9,168,945	10,843,084	10,840,050
The proxy is to vote against the resolution	186,282	192,813	192,990	192,813	192,990
The proxy is to abstain /withhold on the resolution	4,487	54,118	1,677,854	3,893	6,749
The proxy is a non vote	889,465	884,098	889,465	889,465	889,465
Total votes cast on a poll in favour of the resolution	10,849,020	10,798,225	9,168,945	10,843,084	10,840,050
Total votes cast on a poll against the resolution	186,282	192,813	192,990	192,813	192,990
Total votes cast on a poll abstaining on the resolution	4,487	54,118	1,677,854	3,893	6,749
Total votes exercisable by proxies which were not cast	889,465	884,098	889,465	889,465	889,465

HEARTWARE INTERNATIONAL, INC.
ANNUAL MEETING — 12 MAY 2011
Disclosure of Proxy Votes (Continued)

Proposal Number	Proposal No. 10	Proposal No. 11	Proposal No. 12	Proposal No. 13
Decided by a show of hands (S) or poll (P)	P	P	P	P
Total number of proxy votes exercisable by proxies validly appointed	11,929,254	11,929,254	11,929,254	11,488,961
Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	10,843,084	10,842,957	10,801,618	10,585,470
The proxy is to vote against the resolution	192,813	192,990	192,813	7,414
The proxy is to abstain /withhold on the resolution	3,892	3,842	45,358	6,612
The proxy is a non vote	889.465	889,465	889,465	889,465
Total votes cast on a poll in favour of the resolution	10,843,084	10,842,957	10,801,618	10,585,470
Total votes cast on a poll against the resolution	192,813	192,990	192,813	7,414
Total votes cast on a poll abstaining on the resolution	3,892	3,842	45,358	6,612
Total votes exercisable by proxies which were not cast	889.465	889,465	889,465	889,465

David McIntyre
Chief Financial Officer